Exhibit 10.11

Second Amendment to Unsecured Loan Agreement

Signed between the parties on November 23, 2021

Whereas on July 1, 2021 a loan agreement was entered into between Smart Repair Pro, registration number C4094119, a company incorporated in California (“borrower”), and Tamrid Ltd., company number 513258624, pursuant to which lender loaned to borrower in aggregate of $375,000, as amended on July 13, 2021 (“Loan Agreement”);

Whereas both parties have mutually agreed to extend the repayment date;

Whereas both parties wished to put the new and updated changes in writing by way of this amendment.

Therefore, both parties hereby agree as follows:

1.	Extension of the repayment date

It is agreed by both parties that Clause 2 to the Loan Agreement shall be amended and restated as follows:

“The loan amount will be repaid at the earliest date of either A) March 31, 2023 and B) upon completion of the initial public offering (as defined in Clause 5)”.

2.	General

The parent company’s undertaking to issue options shall not be construed in any manner as an undertaking of the parent company to cover or be liable for any of the lender’s undertakings or liabilities. This amendment will be considered an integral part of the Loan Agreement. Terms used in this amendment, but not defined herein, shall have the meanings set forth in the Loan Agreement. In the event of a conflict between the provisions of the Loan Agreement and this amendment, the provisions of this amendment shall prevail, even if the conflicting clauses in the Loan Agreement have not been amended directly under this amendment.

IN WITNESS WHEREOF the parties have executed this Agreement.

Parent Company:	Borrower:		Lender:

	/s/ Viki Hakmon		/s/ Mali Sagie
Jeffs’ Brands Lt.	Smart Repair Pro		Tamrid Ltd.

By:	By:	Viki Hakmon	By:	Mali Sagie
Title:	Title:		Title: